Exhibit 10.3

SALE, PURCHASE AND ESCROW AGREEMENT

BETWEEN

CAT-FLA OWNER LLC

a Delaware limited liability company

(Seller)

AND

HCPCI HOLDINGS LLC,

a Florida limited liability company

(Purchaser)

AND

DRIVER, MCAFEE, PEEK & HAWTHORNE, P.L.

(Escrow Agent)

TABLE OF CONTENTS

Article I RECITALS		1

1.1.	Real Property	1

1.2.	Personal Property	1

1.3.	Purchase and Sale	1

Article II PURCHASE PRICE		1

2.1.	Price	1

2.2.	Investments	2

2.3.	Interest on the Deposit	2

Article III CONDITIONS TO THE PARTIES’ OBLIGATIONS		2

3.1.	Conditions to Purchaser’s Obligation to Purchase	2

3.2.	Conditions to Seller’s Obligation to Sell	3

Article IV PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO TITLE AGENT		4

4.1.	Purchaser’s Deliveries	4

4.2.	Seller’s Deliveries	4

4.3.	Failure to Deliver	5

Article V INVESTIGATION OF PROPERTY		6

5.1.	Delivery of Documents	6

5.2.	Physical Inspection of Property	6

5.3.	Investigation Period	8

5.4.	Effect of Termination	9

5.5.	No Obligation to Cure	9

5.6.	Copies of Third Party Reports	9

Article VI THE CLOSING		9

6.1.	Date and Manner of Closing	9

Article VII PRORATION, FEES, COSTS AND ADJUSTMENTS		9

7.1.	Prorations	9

7.2.	Seller’s Closing Costs	11

7.3.	Purchaser’s Closing Costs	11

Article VIII DISTRIBUTION OF FUNDS AND DOCUMENTS		12

8.1.	Delivery of the Purchase Price	12

8.2.	Other Monetary Disbursements	12

8.3.	Recorded Documents	12

8.4.	Documents to Purchaser	12

8.5.	Documents to Seller	12

8.6.	All Other Documents	13

Article IX RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION		13

9.1.	Return of Seller’s Documents	13

9.2.	Return of Purchaser’s Documents	13

9.3.	Deposit	13

9.4.	Disbursement of Deposit	14

9.5.	No Effect on Rights of Parties; Survival	14

Article X DEFAULT		14

10.1.	Seller’s Remedies	14

10.2.	Purchaser’s Remedies	15

Article XI REPRESENTATIONS AND WARRANTIES		15

11.1.	Seller’s Warranties and Representations	15

11.2.	Purchaser’s Warranties and Representations	17

11.3.	No Other Warranties and Representations	18

11.4.	Know Your Customer	19

Article XII CASUALTY AND CONDEMNATION		19

Article XIII CONDUCT PRIOR TO CLOSING		20

13.1.	Conduct	20

13.2.	Actions Prohibited	20

13.3.	Modification of Existing Leases and Contracts	20

13.4.	New Leases and Contracts	21

13.5.	Confidentiality	21

13.6.	Right to Cure	22

Article XIV NOTICES		22

Article XV TRANSFER OF POSSESSION		23

15.1.	Transfer of Possession	23

15.2.	Delivery of Documents at Closing	23

Article XVI GENERAL PROVISIONS		23

16.1.	Captions	23

16.2.	Exhibits	23

16.3.	Entire Agreement	23

16.4.	Modification	23

16.5.	Attorneys’ Fees	23

16.6.	Governing Law	24

16.7.	Time of Essence	24

16.8.	Survival	24

16.9.	Assignment by Purchaser	24

16.10.	Severability	24

16.11.	Successors and Assigns	24

16.12.	Interpretation	24

16.13.	Counterparts	24

16.14.	Recordation	24

16.15.	Limitation on Liability	24

16.16.	Possession of Seller	25

16.17.	Business Day	25

16.18.	Waiver of Jury Trial	25

16.19.	Other Duties of Escrow Agent	25

16.20.	Disputes	26

16.21.	Reports	26

16.22.	Radon Notice	26

16.23.	Brokers	26

EXHIBITS

EXHIBIT A	—	Legal Description of Land
EXHIBIT B	—	Form of Tenant Estoppel Certificate
EXHIBIT C	—	Form of Assignment and Assumption of Leases, Contracts and Other Property Interests
EXHIBIT D	—	Form of Bill of Sale
EXHIBIT E	—	Leases
EXHIBIT F	—	Contracts
EXHIBIT G	—	Form of Notice to Tenants
EXHIBIT H	—	FIRPTA Affidavit
EXHIBIT I	—	Form of Deed
EXHIBIT J	—	Owner’s Affidavit
EXHIBIT K	—	Permitted Exceptions
SCHEDULE 11.1.7 — List of Notices
SCHEDULE 11.1.9 — List of Material Litigation
SCHEDULE 11.1.10 — List of Environmental Reports

INDEX OF DEFINED TERMS

Term	Section
Agreement	Introduction
Additional Funds	2.1.2
Assignment of Leases and Contracts	4.1.2
Bill of Sale	4.1.3
CAM Charges	7.1.5
Closing	6.1
Closing Date	6.1
Contracts	4.2.2
Deed	4.2.1
Deposit	2.1.1
Effective Date	Introduction
Escrow Agent	Introduction
Improvements	1.1
Investigation Period	5.3.2
Land	1.1
Leases	4.2.1
Lists	11.2.5
OFAC	11.2.5
Order	.11.2.5
Owner’s Affidavit	4.2.8
Permitted Encumbrances	4.2.1
Permitted Exceptions	5.3.1
Personal Property	1.2
Property	1.2
Proprietary Information	13.5
Purchase Price	2.1
Purchaser	Introduction
Real Property	1.1
Seller	Introduction
Seller’s Broker	11.1.1
Survey	5.1.2
Tenant Estoppel Certificate	3.1.5
Tenant Payments	7.1.1
Title Commitment	5.1.1
Title Company	3.1.3
Title Objections	5.3.1
Title Policy	3.1.3

SALE, PURCHASE AND ESCROW AGREEMENT

This Sale, Purchase and Escrow Agreement (“Agreement”), dated as of April     , 2010 (the “Effective Date”), is made by and between CAT-FLA OWNER LLC, a Delaware limited liability company (“Seller”), and HCPCI HOLDINGS LLC, a Florida limited liability company (“Purchaser”), and constitutes (i) a contract of sale and purchase between the parties and (ii) an escrow agreement among Seller, Purchaser and DRIVER, MCAFEE, PEEK & HAWTHORNE, P.L. (“Escrow Agent”), the consent of which appears at the end hereof.

ARTICLE I

RECITALS

1.1. Real Property. Seller owns and holds fee title to that certain land located at 5300 West Cypress Street, Tampa, Florida, 33607 in Hillsborough County, Florida (the “Land”), as described in Exhibit A attached hereto, together with the building and other improvements located thereon, excluding any fixtures, equipment and moveable personal property belonging to any tenants thereon (collectively, the “Improvements”) and known as the Cypress Commons Building. The Land and the Improvements may be collectively referred to herein as the “Real Property.”

1.2. Personal Property. In connection with the Real Property, Seller may possess (i) certain governmental permits and approvals, (ii) certain contractual rights (including the Leases and Contracts, as defined herein) and other intangible assets, and (iii) certain other items of tangible personal property which are located on the Real Property and used by Seller in connection with the operation and maintenance thereof (collectively, the “Personal Property”). The Real Property and the Personal Property are hereinafter collectively referred to as the “Property.”

1.3. Purchase and Sale. Seller now desires to sell and Purchaser now desires to purchase all of Seller’s right, title and interest in and to the Property, upon the terms and covenants and subject to the conditions set forth below.

ARTICLE II

PURCHASE PRICE

2.1. Price. In consideration of the covenants herein contained, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for a total purchase price of Seven Million One Hundred Thousand Dollars ($7,100,000.00) (the “Purchase Price”), which shall be paid by Purchaser as follows:

2.1.1. Deposit. Purchaser has delivered concurrently with its execution of this Agreement, or will deliver within two (2) business days after the Effective Date, to Escrow Agent by bank wire of immediately available funds the sum of One Hundred Thousand Dollars ($100,000.00) (the “Deposit”). The Deposit shall be nonrefundable upon expiration of the Investigation Period subject only to the satisfaction of the Conditions to Purchaser’s Obligations to Purchase in Section 3.1.

2.1.2. Addition to Deposit. On or before the expiration of the Investigation Period (as defined in Section 5.3.2), Purchaser shall deliver to Escrow Agent, by bank wire transfer of immediately available funds, an additional non-refundable deposit of Nine Hundred Thousand Dollars ($900,000.00) (the “Additional Funds”), unless Purchaser shall have terminated this Agreement in accordance with Section 5.3. Upon delivery to the Escrow Agent, the Additional Funds shall be deemed part of the Deposit. If Purchaser fails to deliver the Additional Funds to Escrow Agent on or before the expiration of the Investigation Period (provided Purchaser has not terminated this Agreement in accordance with Section 5.3), such failure shall be a default under this Agreement.

2.1.3. Balance of Purchase Price. Purchaser shall, on or before the Closing (as defined in Section 6.1), deliver to Escrow Agent, by bank wire transfer of immediately available funds, a sum equal to the balance of the Purchase Price. The balance of the Purchase Price to be received by Seller at Closing shall be adjusted to reflect prorations, closing costs, and other adjustments pursuant to Section 7.1 and Section 2.3.

2.2. Investments. Following the collection of the Deposit, Escrow Agent shall invest the Deposit in an interest-bearing account or certificate of deposit with a banking institution with an office in Jacksonville, Florida. Purchaser and Seller acknowledge that any amount over $250,000.00 shall not be insured, and both parties release and hold harmless Escrow Agent from all losses, costs and liabilities which may accrue or be incurred related to such lack of insurance.

2.3. Interest on the Deposit. Any interest earned on the Deposit shall be credited and delivered to the party receiving the Deposit, provided, however, that if the transaction closes, at Closing any interest earned on the Deposit shall be credited to Purchaser by applying the same against the Purchase Price.

ARTICLE III

CONDITIONS TO THE PARTIES’ OBLIGATIONS

3.1. Conditions to Purchaser’s Obligation to Purchase. Purchaser’s obligation to purchase is expressly conditioned upon each of the following:

3.1.1. Performance by Seller. Performance in all material respects of the obligations and covenants of, and deliveries required of, Seller hereunder.

3.1.2. Delivery of Title and Possession. Delivery at the Closing of (i) the Deed (as defined in Section 4.2.1) and (ii) possession as provided in Section 15.1.

3.1.3. Title Insurance. Delivery at the Closing of the standard current form of American Land Title Association (ALTA) owner’s policy of title insurance (the “Title Policy”), or irrevocable commitments to issue the same, with liability in the amount of the Purchase Price issued by Fidelity National Title Insurance Company (the “Title Company”), through its agent, Commercial Property Title, LLC (the “Title Agent”), insuring that fee title to the Real Property vests in Purchaser subject to the Permitted Encumbrances (as defined in Section 4.2.1). At its option, Purchaser may request the Title Company to issue additional title insurance endorsements if the same are available for this transaction and if Purchaser pays for the extra cost of such additional endorsements, provided that the unavailability of, or Title Company’s failure to issue, any such additional endorsements shall not affect Purchaser’s obligations under this Agreement.

3.1.4. Seller’s Representations. The representations and warranties by Seller set forth in Section 10.1 being true and correct in all material respects as of the Closing except as modified by notice (in accordance with Section 11.1) to which Purchaser does not object in writing by the later of (i) three (3) business days after receipt thereof or (ii) the end of the Investigation Period.

3.1.5 Tenant Estoppel Certificates. At least five (5) business days prior to the scheduled date of Closing, Purchaser shall have received tenant estoppel certificates (“Tenant Estoppel Certificates”) in substantially the form attached hereto as Exhibit B (or, if different, the form required by the applicable Lease) and otherwise reasonably satisfactory to Purchaser from such tenants who lease (i) in the aggregate, at least seventy-five percent (75%) of the leased space in the Property, and (ii) individually occupy at least 5,000 square feet of space (“Required Tenant”); provided that any such Tenant Estoppel Certificate shall be accepted by Purchaser so long as it does not indicate the continuing existence of an actual material default of Seller as landlord under the applicable Lease or otherwise contain information which materially differs from the information contained in the applicable rent roll provided by Seller. Seller will deliver Purchaser’s copies of signed Tenant Estoppel Certificates promptly following Seller’s receipt thereof. Seller may, in lieu of delivering estoppel certificates from such tenants, deliver an estoppel letter with respect to such Lease or Leases, signed by Seller; provided, however that Purchaser shall not be required to accept a Seller estoppel letter with respect to any Required Tenant. If Seller subsequently delivers to Purchaser an estoppel certificate from a tenant as to which Seller has delivered its own estoppel certificate, Seller’s estoppel certificate shall be deemed to be withdrawn and null and void upon such delivery.

3.2. Conditions to Seller’s Obligation to Sell. Seller’s obligation to sell is expressly conditioned upon each of the following:

3.2.1. Performance by Purchaser. Performance in all material respects of the obligations and covenants of, and deliveries required of, Purchaser hereunder.

3.2.2. Receipt of Purchase Price. Receipt of the Purchase Price and any adjustments due Seller under Article VII at the Closing in the manner herein provided.

3.2.3. Approvals. Receipt by Seller of all necessary corporate and other organizational approvals.

ARTICLE IV

PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO TITLE AGENT

4.1. Purchaser’s Deliveries. Provided all conditions precedent set forth in Section 3.1 have been satisfied, Purchaser shall, at or before the Closing, deliver to Title Agent each of the following:

4.1.1. Purchase Price. The Purchase Price as set forth in Article II.

4.1.2. Assignment of Leases and Contracts. Two (2) executed counterparts of the Assignment and Assumption of Leases, Contracts and Other Property Interests (the “Assignment of Leases and Contracts”) in the form of Exhibit C attached hereto.

4.1.3. Bill of Sale. Two (2) executed counterparts of a bill of sale (the “Bill of Sale”) in the form of Exhibit D attached hereto.

4.1.4. Closing Statement. An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.1.5. Cash – Prorations. The amount, if any, required of Purchaser under Article VII.

4.1.6 Purchaser Broker Lien Waiver. The Purchaser Broker Lien Waiver in accordance with Section 16.23 herein.

4.2. Seller’s Deliveries. Seller shall, at or before the Closing, deliver to Title Agent each of the following:

4.2.1. Deed. A special warranty deed (the “Deed”) in the form of Exhibit I attached hereto, executed and acknowledged by Seller, pursuant to which Seller shall convey title to the Real Property subject to the following (collectively, the “Permitted Encumbrances”):

(a)	Non-delinquent real property taxes and all assessments and unpaid installments thereof which are not delinquent.

(b)	The applicable leases enumerated in Exhibit E attached hereto and any applicable leases executed in accordance with this Agreement after the Effective Date hereof (collectively, the “Leases”), and the rights of the tenants thereunder.

(c)	Any mortgage, deed of trust, or other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Purchaser prior to or as of the Closing.

(d)	All exceptions (including printed exceptions) to title contained or disclosed in the Title Commitment (as defined in Section 5.1.1) other than applicable Title Objections (as defined in Section 5.3.1) identified and not thereafter waived by Purchaser.

(e)	Laws, ordinances, governmental regulations, and all building, zoning, land use and any subdivision ordinances and regulations affecting the occupancy, use or enjoyment of the Property.

(f)	All matters, rights and interests that would be discovered by an inspection or current survey of the Property.

4.2.2. Assignment of Leases and Contracts. Two (2) executed counterparts of the Assignment of Leases and Contracts in the form of Exhibit C attached hereto, and (whether through the closing escrow or through such other method of delivery as the parties may establish) original executed Leases (or copies if originals are not in Seller’s possession) and the service contracts, equipment leases, maintenance agreements and other contracts affecting the Property enumerated in Exhibit F attached hereto (collectively, the “Contracts”) assigned thereby.

4.2.3. Bill of Sale. Two (2) executed counterparts of the Bill of Sale.

4.2.4. Notices to Tenants. A notice signed by Seller (or Seller’s manager for the Improvements) addressed to the tenants under the Leases in the form of Exhibit G attached hereto.

4.2.5. FIRPTA Affidavit. Two (2) executed copies of an affidavit in the form of Exhibit H attached hereto with respect to the Foreign Investment in Real Property Tax Act.

4.2.6. Closing Statement. An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.2.7. Cash – Prorations. The amount, if any, required of Seller under Article VII.

4.2.8. Owner’s Affidavit. An Owner’s Affidavit in the form of Exhibit J attached hereto (the “Owner’s Affidavit”).

4.2.9 Seller Broker Lien Waiver. The Seller Broker Lien Waiver in accordance with Section 16.23 herein.

4.3. Failure to Deliver. The failure of Purchaser or Seller to make any delivery required above by and in accordance with this Article IV which is not waived by the other party shall constitute a default hereunder by Purchaser or Seller, as applicable.

ARTICLE V

INVESTIGATION OF PROPERTY

5.1. Delivery of Documents. To the extent in Seller’s possession, Seller shall deliver, cause to be delivered, or make available to Purchaser within two (2) business days after the Effective Date (unless provided otherwise) the following:

5.1.1. Preliminary Title Commitment. Within seven (7) days after the Effective Date, a current preliminary title commitment covering the Real Property issued by the Title Company, together with copies of all documents referred to as exceptions therein (collectively, the “Title Commitment”).

5.1.2. Survey. To the extent in Seller’s possession, the most recent survey of the Real Property prepared by a licensed surveyor (collectively, the “Existing Survey”). Seller shall obtain, at Purchaser’s sole cost and expense, an updated survey of the Real Property, which updated survey shall be certified to Purchaser, Seller, Title Company, Title Agent and such other parties as Purchaser may elect (the “Survey”). Promptly upon receipt of the Survey, Seller shall provide the Purchaser, Title Company and Title Agent with a sealed original of the same. Seller makes no warranties or representations as to the accuracy or completeness of the Existing Survey or the Survey or the qualifications of the surveyor who prepared the same, and Purchaser shall have no right to rely upon any information contained in the Existing Survey.

5.1.3. Leases and Contracts. Copies of the Leases and the Contracts.

5.1.4. Plans and Specifications. Copies of all plans and specifications for the Improvements.

5.1.5. Reports. Copies of the most recent environmental report prepared by third parties.

5.1.6. Financial Information. Copies of the current rent roll for the Property and operating statements for 2008, 2009 and 2010 (year-to-date) reflecting the operation of the Property.

If requested by Seller, Purchaser shall provide written verification of its receipt of those items listed in this Section 5.1.

5.2. Physical Inspection of Property.

5.2.1. Notice and Access. Provided that Purchaser has given Seller at least one (1) business day advance notice in writing, Seller shall allow Purchaser and Purchaser’s engineers, architects or other employees and agents reasonable access to the Property during normal business hours for the limited purposes provided herein.

5.2.2. Scope of Inspections. Purchaser and its engineers, architects and other employees and agents may exercise such access solely for the purposes of (i) reviewing contracts, books and records relating to the Property (other than any privileged, proprietary or confidential records), soil reports, environmental studies and reports, surveys, and building and systems plans; (ii) reviewing records relating to operating expenses and other instruments and correspondence relating to the Property; and (iii) inspecting the physical condition of the Property and conducting non-intrusive physical and environmental tests and inspections thereof. PURCHASER SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE PROPERTY WITHOUT FIRST OBTAINING SELLER’S WRITTEN CONSENT IN EACH INSTANCE AS TO THE TIMING AND SCOPE OF THE WORK TO BE PERFORMED AND THE PARTIES ENTERING INTO AN AMENDMENT HERETO MEMORIALIZING SUCH SCOPE OF WORK AND ANY ADDITIONAL AGREEMENTS OF THE PARTIES WITH RESPECT TO SUCH TESTING.

5.2.3. Insurance. Purchaser agrees that it will cause it and any person accessing the Property hereunder to be covered by not less than $1,000,000 commercial general liability insurance (with, in the case of Purchaser’s coverage, a contractual liability endorsement, insuring its indemnity obligation under this Agreement), insuring all activity and conduct of such person while exercising such right of access and naming Seller as an additional insured, issued by a licensed insurance company qualified to do business in the State in which the Property is located and otherwise reasonably acceptable to Seller.

5.2.4. No Interference. Purchaser agrees that, in the exercise of the right of access granted hereby, it will not unreasonably interfere with or permit unreasonable interference with any person occupying or providing service at the Property. Purchaser agrees that it or its agents will not communicate or correspond with any tenants at the Property or any vendors providing service to the Property without the prior, written consent of Seller.

5.2.5. Indemnification. Purchaser agrees to indemnify, defend and hold harmless Seller and its affiliates, members, partners, subsidiaries, shareholders, officers, directors, employees and agents from any loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs, arising from the exercise by Purchaser or its employees, consultants, agents or representatives of the right of access under this Agreement or out of any of the foregoing. The indemnity in this Section 5.2.5 shall survive the Closing or any termination of this Agreement.

5.2.6. Seller’s Right To Be Present. Purchaser agrees to give Seller prior written notice at least one (1) business day in advance of its intent to conduct any inspections or tests so that Seller will have the opportunity to have a representative present during any such inspection or test, the right to do which Seller expressly reserves. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection or test. Purchaser agrees to provide Seller with a copy of any written inspection or test report or summary prepared by any third party within ten (10) days of Purchaser’s receipt of such inspection, report or summary.

5.2.7. Expense of Inspections and Compliance With Laws. Purchaser agrees that any inspection, test or other study or analysis of the Property shall be performed at Purchaser’s expense and in strict accordance with all applicable laws, ordinances, codes and other governmental requirements.

5.2.8. Repair and Restoration of Property. Purchaser agrees at its own expense to promptly repair or restore the Property, or, at Seller’s option, to reimburse Seller for any repair or restoration costs, if any inspection or test requires or results in any damage to or alteration of the condition of the Property. The obligations set forth in this Section 5.2.8 shall survive the Closing or any termination of this Agreement.

5.3. Investigation Period. Purchaser shall have the right to make the following investigations.

5.3.1. Title and Survey. Purchaser shall have until 5:00 p.m. (New York Time) on the business day which is fifteen (15) days following Purchaser’s receipt of the Preliminary Title Commitment, to notify Seller of any objections (the “Title Objections”) with respect to the Title Commitment and the Survey based on its review thereof. Notwithstanding the foregoing, Purchaser shall have no right to object to any of the matters identified on Exhibit K attached hereto (the “Permitted Exceptions”) and the same shall remain, at all times, Permitted Encumbrances and shall be deemed approved by Purchaser. If Purchaser does not give such notice, such failure shall be conclusively deemed to be full and complete approval of the Title Commitment and the Survey, and any matter disclosed therein. If Purchaser does give such notice, Seller shall have three (3) days after receipt thereof to notify Purchaser in writing that Seller (a) will cause or (b) elects not to cause any or all of the Title Objections disclosed therein to be removed or insured over by the Title Company. Seller’s failure to notify Purchaser within such three (3) day period as to any Title Objection shall be deemed an election by Seller not to remove or have the Title Company insure over such Title Objection. If Seller notifies or is deemed to have notified Purchaser that Seller shall not remove nor have the Title Company insure over any or all of the Title Objections, Purchaser shall have until the end of the Investigation Period to (i) terminate this Agreement or (ii) waive such Title Objections and proceed to Closing without any abatement or reduction in the Purchase Price on account of such Title Objections. If Purchaser does not give such notice within said period, Purchaser shall be deemed to have elected to waive such Title Objections.

5.3.2. General Investigation. In addition, Purchaser shall have until 5:00 p.m. (New York Time) on the business day which is thirty (30) days following the Effective Date (the “Investigation Period”) to notify Seller that, as a result of Purchaser’s review of any documents (other than the Title Report or the Survey) or Purchaser’s investigation of the Property, it disapproves of any matter or item affecting the Property and terminates this Agreement. If Purchaser fails to give such notice of disapproval and termination with respect to any matter relating to the Property prior to the expiration of the Investigation Period, such failure shall be conclusively deemed to be full and complete approval of such matters and a satisfaction of this condition.

5.4. Effect of Termination. If Purchaser terminates this Agreement in accordance with Section 5.3, then subject to Section 5.2, all further rights and obligations of the parties shall cease and terminate without any further liability of either party to the other (except those obligations which are specifically provided to survive such termination as provided in this Agreement) and the Deposit shall be returned to Purchaser.

5.5. No Obligation to Cure. Nothing contained in this Agreement or otherwise shall require Seller to render its title marketable or to remove or correct any exception or matter disapproved by Purchaser or to spend any money or incur any expense in order to do so.

5.6. Copies of Third Party Reports. If the Investigation Period is extended for any reason, including by amendment to this Agreement, or if Seller otherwise requests, Purchaser, within three (3) days after such extension or request, shall provide Seller with copies of all third party reports and work product generated with respect to the Property.

ARTICLE VI

THE CLOSING

6.1. Date and Manner of Closing. Seller, Purchaser and Title Agent shall close the escrow and the transaction contemplated herein (the “Closing”) as soon as all conditions to closing contained in this Agreement have been satisfied (or deemed satisfied) or waived in writing which shall in any event be not later than 11:00 A.M. (New York Time) on May 31, 2010 (the “Closing Date”), time being of the essence (subject only to Seller’s express rights of remedy or cure provided herein, in which event Seller will give Purchaser not less than three (3) business days notice of the date of Closing), by recording and delivering all documents and funds as set forth in Article VII.

ARTICLE VII

PRORATION, FEES, COSTS AND ADJUSTMENTS

7.1. Prorations. Prior to the Closing, Seller shall determine the amounts of the prorations in accordance with this Agreement and notify Purchaser thereof. Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed. Thereafter, Purchaser and Seller shall each inform Title Agent of such amounts.

7.1.1. Certain Items Prorated. In accordance with the notifications, Title Agent shall prorate between the parties (and the parties shall deposit funds therefor with Title Agent or shall instruct Title Agent to debit against sums held by Title Agent owing to such party), as of 11:59 p.m. of the day prior to the Closing, all income and expenses with respect to the Property and payable to or by the owner of the Property, including, without limitation: (i) all real property taxes and assessments on the basis of the fiscal period for which assessed (if the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be based on the tax rate for the preceding period applied to an amount equal to the gross Purchase Price, and after the Closing, when the actual real property taxes are finally fixed, Seller and Purchaser shall make a recalculation of such proration, and the appropriate party shall make the applicable payment reflecting the recalculation to the other party); (ii) rents and other tenant payments and tenant reimbursements (collectively, “Tenant Payments”) if any, received under the Leases, subject to Section 7.1.5 below; (iii) charges for water, sewer, electricity, gas, fuel and other utility charges, all of which shall be read promptly before Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated; (iv) amounts prepaid and amounts accrued but unpaid on service contracts and management contracts which are to be assumed by Purchaser; and (v) periodic fees for licenses, permits or other authorizations with respect to the Property. The obligation of the parties to recalculate the proration of taxes shall survive the Closing.

7.1.2. Leasing Commissions. At the Closing, Purchaser shall pay or reimburse Seller for all leasing commissions, tenant improvement costs and allowances, tenant concessions, and other charges payable by reason of or in connection with any Lease entered into after the Effective Date, any renewal or extension of an existing Lease after such date, and any new lease referred to in Section 13.4. Purchaser shall be and remain responsible for any leasing commissions, tenant improvement costs and allowances, tenant concessions and other charges payable for any renewal, extension or other option under any existing or future lease. For Leases executed prior to the Effective Date, Seller shall only be responsible for those leasing commissions and tenant improvement costs which are due and owing at Closing under the terms and conditions of the Leases as of the Effective Date and are associated with the initial occupancy of the tenants under such Leases.

7.1.3. Taxes.

(1) Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the Closing shall belong to Seller. Any such refunds and credits attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Purchaser after deducting the reasonable out-of-pocket expenses of collection thereof. This apportionment obligation shall survive the Closing.

(2) If any tax appeal or certiorari proceedings shall not have been finally resolved or settled prior to the Closing and shall relate to any tax period a portion or all of which precedes the Closing, Seller shall be entitled to control the disposition of any such tax appeal or certiorari proceeding and any refunds received therefrom, net of any expenses incurred by Seller in connection therewith, shall be prorated between the parties on the basis of the portions accruing to periods before and after the Closing.

7.1.4. Security and Other Deposits. At the Closing, Seller shall deliver to Purchaser all unapplied refundable security deposits (plus interest accrued thereon to the extent required to be paid by the applicable Lease or applicable law) held by Seller under the Leases, and Purchaser shall pay Seller an amount equal to all utility and contract deposits then held by third parties with respect to the Property and transferred to Purchaser hereunder.

7.1.5. Adjustments. Delinquent Tenant Payments, if any, shall not be prorated and all rights thereto shall be retained by Seller, who reserves the right to collect and retain such delinquent Tenant Payments. Purchaser agrees to use commercially reasonable efforts to collect such delinquent Tenant Payments and shall also cooperate with Seller in Seller’s efforts to collect such delinquent Tenant Payments; provided, however, that Seller shall not be entitled to commence any disposition or eviction proceeding against the delinquent Tenant. If at any time after the Closing Purchaser shall receive any such delinquent Tenant Payments, Purchaser shall within two (2) business days remit such Tenant Payments to Seller, provided that any monies received by Purchaser from a delinquent tenant shall be applied first to current rents then due and payable and then to delinquent rents in the inverse order in which they became due and payable. If the Tenant Payments required to be made by any tenants include escalation charges or reimbursements for real property taxes, operating expenses or other charges (collectively, “CAM Charges”), then any CAM Charges due under the Leases for the calendar year 2010 shall be reconciled by Purchaser within one hundred twenty (120) days after the end of such calendar year, and Purchaser shall prorate and adjust such CAM Charges with Seller based upon the Closing Date, with Purchaser being reimbursed by Seller for any over-collection of CAM Charges during Seller’s prior of ownership and applicable to calendar year 2010, and Purchaser reimbursing Seller for any under-collection of CAM Charges by Seller during Seller’s period of ownership and applicable to calendar year 2010. The provisions of this Section 7.1.5 shall survive the Closing.

7.1.6. Insurance. Seller’s existing liability and property insurance pertaining to the Property shall be canceled as of the Closing, and Seller shall receive any premium refund due thereon.

7.2. Seller’s Closing Costs. Seller shall pay (i) any documentary deed stamps or transfer tax on the Deed, (ii) any costs incurred in recording the Deed or any other instruments, (iii) Seller’s own attorneys’ fees, (iv) one-half of the cost of the title premium for the owner’s Title Policy, and (v) the brokerage commissions to be paid to the Seller Broker and Purchaser Broker as set forth in Section 16.23 herein.

7.3. Purchaser’s Closing Costs. Purchaser shall pay (i) the cost of the Title Commitment and one-half of cost of the title premium for the owner’s Title Policy, together with the cost of any lender’s title policy and any title insurance endorsements ordered by Purchaser or its lender, (ii) the cost of the Survey, (iii) any costs incurred in connection with Purchaser’s investigation of the Property pursuant to Article V, including the cost of any new environmental assessment commissioned by Purchaser, and (iv) Purchaser’s own attorneys’ fees.

ARTICLE VIII

DISTRIBUTION OF FUNDS AND DOCUMENTS

8.1. Delivery of the Purchase Price. At the Closing, Title Agent shall deliver the Purchase Price to Seller, and the transaction shall not be considered closed until such delivery occurs.

8.2. Other Monetary Disbursements. Title Agent shall, at the Closing, arrange for wire transfer, (i) to Seller, or order, as instructed by Seller, all sums and any proration or other credits to which Seller is entitled and less any appropriate proration or other charges and (ii) to Purchaser, or order, any excess funds therefore delivered to Title Agent by Purchaser and all sums and any proration or other credits to which Purchaser is entitled and less any appropriate proration or other charges.

8.3. Recorded Documents. Title Agent shall cause the Deed and any other documents that Seller or Purchaser desires to record to be recorded with the appropriate county recorder and, after recording, returned to the grantee, beneficiary or person acquiring rights under said document or for whose benefit said document was required.

8.4. Documents to Purchaser. Title Agent shall at the Closing deliver by overnight express delivery to Purchaser the following:

(a)	one conformed copy of the Deed;

(b)	one original of the Assignment of Leases and Contracts;

(c)	one original of the Bill of Sale;

(d)	originals of the tenant estoppels;

(e)	one original of the Notice to Tenants;

(f)	one original of the FIRPTA Affidavit;

(g)	one original of the Closing Statement;

(h)	one original of the pro forma Title Policy; and

(i)	one original of the Owner’s Affidavit.

8.5. Documents to Seller. Title Agent shall at the Closing deliver by overnight express delivery to Seller, the following:

(a)	one conformed copy of the Deed;

(b)	one original of the Assignment of Leases and Contracts;

(c)	one original of the Bill of Sale;

(d)	copies of the tenant estoppels;

(e)	one original of the Notice to Tenants;

(f)	one original of the FIRPTA Affidavit;

(g)	one original of the Closing Statement;

(h)	one copy of the pro forma Title Policy; and

(i)	one original of the Owner’s Affidavit.

8.6. All Other Documents. Title Agent shall at the Closing deliver by overnight express delivery, each other document received hereunder by Title Agent to the person acquiring rights under said document or for whose benefit said document was required.

ARTICLE IX

RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

9.1. Return of Seller’s Documents. If escrow or this Agreement is terminated for any reason, Purchaser shall, within five (5) days following such termination, deliver to Seller all documents and materials relating to the Property previously delivered to Purchaser by Seller and copies of all reports, studies, documents and materials obtained by Purchaser from third parties in connection with the Property and Purchaser’s investigation thereof. Such items shall be delivered without representation or warranty as to accuracy or completeness and with no right of Seller to rely thereon without the consent of the third party. Title Agent shall deliver all documents and materials deposited by Seller and then in Title Agent’s possession to Seller and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Title Agent to Seller (or such destruction, as applicable) of such documents and materials, Title Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Title Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

9.2. Return of Purchaser’s Documents. If escrow or this Agreement is terminated for any reason, Title Agent shall deliver all documents and materials deposited by Purchaser and then in Title Agent’s possession to Purchaser and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Title Agent to Purchaser (or such destruction, as applicable) of such documents and materials, Title Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Title Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

9.3. Deposit. If escrow or this Agreement is terminated (i) pursuant to Section 5.3, Section 10.2 or Article XII or (ii) due to the failure of a condition set forth in Section 3.1, then,

subject to Section 5.2, Purchaser shall be entitled to obtain the return of the Deposit pursuant to Section 9.4 below. If the Closing does not take place and escrow or this Agreement is terminated for any other reason, Seller shall be entitled to the Deposit by retaining or causing Escrow Agent to deliver the Deposit to Seller pursuant to Section 9.4 below.

9.4. Disbursement of Deposit. If Escrow Agent receives a notice from either party instructing Escrow Agent to deliver the Deposit to such party, Escrow Agent shall deliver a copy of the notice to the other party within three (3) business days after receipt of the notice. If the other party does not object to the delivery of the Deposit as set forth in the notice within three (3) business days after receipt of the copy of the notice, Escrow Agent shall, and is hereby authorized to, deliver the Deposit to the party requesting it pursuant to the notice. Any objection hereunder shall be by notice setting forth the nature and grounds for the objection and shall be sent to Escrow Agent and to the party requesting the Deposit.

9.5. No Effect on Rights of Parties; Survival. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may have under Article X with respect to the enforcement of this Agreement. The obligations under this Article IX shall survive termination of this Agreement.

ARTICLE X

DEFAULT

10.1. Seller’s Remedies. If, for any reason whatsoever (other than the failure of a condition set forth in Section 3.1 and other than a termination of this Agreement pursuant to Section 5.3, Section 10.2 or Article XII), Purchaser fails to complete the acquisition as herein provided, Purchaser shall be in breach of its obligations hereunder and Seller shall be entitled to terminate this Agreement in its entirety by delivering notice to Purchaser and retain the Deposit as liquidated damages, in which event Seller shall also be released from any further obligations hereunder. PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER AT LAW IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10.1, IF PURCHASER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, RECORDS A LIS PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER’S ABILITY TO SELL AND TRANSFER THE PROPERTY OR REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE DEPOSIT TO SELLER IF REQUIRED BY ESCROW AGENT (EACH A “PURCHASER’S ACTION”), SELLER SHALL NOT BE

RESTRICTED BY THE PROVISIONS OF THIS SECTION 10.1 FROM BRINGING AN ACTION AGAINST PURCHASER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY PURCHASER’S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN. NOTHING IN THIS AGREEMENT SHALL, HOWEVER, BE DEEMED TO LIMIT PURCHASER’S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF PURCHASER’S INDEMNITY OBLIGATIONS UNDER SECTIONS 5.2.5 AND 16.23 BELOW OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED IN SECTION 16.5 BELOW.

10.2. Purchaser’s Remedies. If the sale is not completed as herein provided solely by reason of any material default of Seller, Purchaser shall be entitled, as its sole and exclusive remedy, to either (i) terminate this Agreement (by delivering notice to Seller which includes a waiver of any right, title or interest of Purchaser in the Property) and or (ii) treat this Agreement as being in full force and effect and pursue only the specific performance of this Agreement, provided that Purchaser must commence any action for specific performance within thirty (30) days after the scheduled Closing Date. Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages, punitive damages or consequential damages. In no case shall Seller ever be liable to Purchaser under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder. Purchaser’s remedies hereunder are in addition to the right to receive the return of the Deposit, subject to Section 9.4, to the extent it is not applied to the Purchase Price in connection with Purchaser’s action for specific performance.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES

11.1. Seller’s Warranties and Representations. The matters set forth in this Section 11.1 constitute representations and warranties by Seller which are now and (subject to matters contained in any notice given pursuant to the next succeeding sentence) shall, in all material respects, at the Closing be true and correct. If Seller has actual knowledge that any of the representations and warranties contained in this Article XI may cease to be true, Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller’s notice is based). As used in this Section 11.1, the phrase “to the extent of Seller’s actual knowledge” shall mean the actual knowledge of Troy M. Cox. There shall be no duty imposed or implied to investigate, inquire, inspect, or audit any such matters, and there shall be no personal liability on the part of such person. To the extent Purchaser has or acquires actual knowledge or is deemed to know prior to the expiration of the Investigation Period that these representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge or deemed knowledge.

11.1.1 Organization. Seller has been duly formed, validly exists and is in good standing in the jurisdiction of its formation and in the state in which the Property is located.

11.1.2. Power and Authority. Subject to Section 3.2.3, Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.1.3. Proceedings. Seller has not received any written notice of any pending or threatened condemnation or similar proceeding affecting any part of the Property.

11.1.4. Contravention. Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

11.1.5. Leases. Subject to Section 13.4, the Leases set forth on Exhibit E attached hereto comprise all of the leases affecting the Property on and after the Closing

11.1.6. Contracts. Subject to Section 13.4, the Contracts set forth on Exhibit F attached hereto comprise all of the material contracts affecting the Property on and after the Closing.

11.1.7. Compliance. Other than as set forth on Schedule 11.1.7 attached hereto, Seller has not received written notice from any governmental authority that the Property is not in material compliance with all applicable laws, except for such failures to comply, if any, which have been remedied.

11.1.8. Employees. Seller has no employees on-site at the Property providing on-site services to the Property and all such services are performed by Seller’s manager of the Property.

11.1.9. Litigation. Other than as set forth on Schedule 11.1.9 attached hereto, to the extent of Seller’s actual knowledge, there is no material litigation affecting the Property, which litigation is not covered by insurance.

11.1.10. Environmental. Except as may be disclosed in the reports, studies or analyses set forth in the attached Schedule 11.1.10, Seller has no knowledge of any materially adverse environmental conditions affecting the Property. For purposes hereof, Seller’s knowledge is limited to the matters set forth in such reports, studies or analyses.

11.2. Purchaser’s Warranties and Representations. The matters set forth in this Section 11.2 constitute representations, warranties and covenants by Purchaser which are now and shall, at the Closing, be true and correct.

11.2.1. Power and Authority. Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.2.2. Independent Investigation. The consummation of this transaction shall constitute Purchaser’s acknowledgment that it has independently inspected and investigated the Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property.

11.2.3. Purchaser Reliance. Purchaser is experienced in and knowledgeable about the ownership and management of real estate, and it has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Seller or its agents or consultants, except as expressly set forth in Section 11.1.

11.2.4. Compliance. Purchaser’s funds are derived from legitimate business activities. Purchaser is not a person with whom Seller is prohibited from engaging in this transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Purchaser or any party that has ownership in or control over Purchaser being (i) subject to United States government embargos or sanctions, or (ii) in violation of terrorism or money laundering laws.

11.2.5. ERISA. Purchaser represents, warrants and covenants that Purchaser is not using the assets of any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA), (ii) “plan” (within the meaning of Section 4975(e)(1) of the Code), or (iii) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity, to fund its purchase of the Property under this Agreement.

11.2.6. Patriot Act.

(1) Purchaser is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Further, Purchaser covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.

(2) Neither Purchaser nor any beneficial owner of Purchaser:

(A) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(B) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(C) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(3) Patriot Act Notice. Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement in its entirety without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser.

11.3. No Other Warranties and Representations. Except as specifically set forth in this Article XI, Seller has not made, does not make, and has not authorized anyone to make, any warranty or representation as to the Leases, the Contracts, any written materials delivered to Purchaser, the persons preparing such materials, the truth, accuracy or completeness of such materials, the present or future physical condition, development potential, zoning, building or land use law or compliance therewith, the operation, income generated by, or any other matter or thing affecting or relating to the Property or any matter or thing pertaining to this Agreement. Purchaser expressly acknowledges that no such warranty or representation has been made and that Purchaser is not relying on any warranty or representation whatsoever other than as is expressly set forth in this Article XI. Purchaser shall accept the Property “as is” and in its condition on the date of Closing subject only to the express provisions of this Agreement and hereby acknowledges and agrees that SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, THE PROPERTY.

11.3.1. No Environmental Representations. Except as set forth in Section 11.1.10, Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.

11.3.2. Release of Claims. Subject to the express provisions hereof, Purchaser acknowledges and agrees that Seller makes no representation or warranty as to, and Purchaser, for itself, its successors and assigns, hereby waives and releases Seller from any present or future claims, at law or in equity, whether known or unknown, foreseeable or otherwise, arising from or relating to, the Property, this Agreement or the transactions contemplated hereby, including without limitation the presence or alleged presence of asbestos, radon or any hazardous materials or harmful or toxic substances in, on, under or about the Property, including without limitation any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, (iii) this Agreement, or (iv) the common law. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 11.3.2 and has discussed its import with legal counsel and that the provisions of this Section 11.3.2 are a material part of this Agreement. This Section 11.3.2 shall survive the Closing forever.

11.4. Know Your Customer. Purchaser acknowledges that Seller much complete certain “know your customer” procedures regarding Purchaser, including, without limitation, understanding who Purchaser is and Purchaser’s source of funds, and Purchaser shall reasonably cooperate with Seller in these efforts.

ARTICLE XII

CASUALTY AND CONDEMNATION

Promptly upon receipt of written notices thereof, Seller shall give Purchaser written notice of any condemnation, damage or destruction of the Property occurring prior to the Closing. If prior to the Closing all or a material portion of the Property is condemned, damaged or destroyed by an insured casualty, Purchaser shall have the option of either (i) applying the proceeds of any condemnation award or payment under any insurance policies (other than business interruption or rental loss insurance) toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller, receiving from Seller an amount equal to any applicable deductible under any such insurance policy and receiving an assignment from Seller of Seller’s right, title and interest in any such awards or payments not theretofore received by Seller, or (ii) terminating this Agreement by delivering written notice of such termination to Seller and Escrow Agent within ten (10) days after Purchaser has received written notice from Seller of such material condemnation, damage or destruction. If, prior to the Closing, a portion of the Property is condemned, damaged or destroyed and such portion is not a material portion of the Property, the proceeds of any condemnation award or payment and any applicable deductible under any insurance policies shall be applied toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller and Seller shall assign to Purchaser all of Seller’s right, title and interest in any unpaid awards or payments. For purposes of this Article XII, the term “material portion” shall mean greater than ten percent (10%) of the improvements on the Property or an absence of reasonable access to the Property. If the damage or destruction arises out of an uninsured risk, Seller shall elect, by written notice within ten (10) days of the occurrence of such damage or destruction either to terminate this Agreement or to close the transaction contemplated hereby with a reduction of the Purchase Price equal to the costs of repairing the Property, as reasonably estimated by an engineer engaged by Seller and reasonably acceptable to Purchaser.

ARTICLE XIII

CONDUCT PRIOR TO CLOSING

13.1. Conduct. From and after the date hereof, Seller shall operate the Property in accordance with its standard business procedures.

13.2. Actions Prohibited. Seller shall not, without the prior written approval of Purchaser, which approval will not be unreasonably withheld or delayed:

(i) make any material structural alterations or additions to the Property except as (a) in the ordinary course of operating the Property, (b) required for maintenance and repair, (c) required by any of the Leases or the Contracts, or (d) required by this Agreement;

(ii) sell, transfer, encumber or change the status of title of all or any portion of the Property;

(iii) change or attempt to change, directly or indirectly, the current zoning of the Real Property in a manner materially adverse to it; or

(iv) cancel, amend or modify, in a manner materially adverse to the Property, any license or permit held by Seller with respect to the Property or any part thereof which would be binding upon Purchaser after the Closing.

13.3. Modification of Existing Leases and Contracts. Prior to the expiration of the Investigation Period, Seller may cancel, amend and modify any of the Leases and any of the Contracts, provided notice is given to Purchaser within three (3) business days prior to such action and in any event at least three (3) business days prior to the expiration of the Investigation Period. After the expiration of the Investigation Period, Seller may not cancel, amend, or modify any material Contracts or Leases, in a manner binding upon Purchaser after the Closing, unless Seller gives Purchaser notice within five (5) business days after such action and provided such action is (i) approved by Purchaser in its reasonable discretion within five (5) business days of written request from Seller, provided that if Purchaser does not timely respond, Purchaser shall be deemed to have refused such action or (ii) required by any of the Leases or any of the Contracts.

13.4. New Leases and Contracts. Prior to the expiration of the Investigation Period, Seller may enter into any new lease or contract affecting the Property, or any part thereof, provided notice is given to Purchaser within three (3) business days after such action and in any event at least three (3) business days prior to the expiration of the Investigation Period. After the expiration of the Investigation Period, Seller may not enter into any new lease or contract without Purchaser’s consent, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, after the expiration of the Investigation Period, Seller may enter into any new contracts without Purchaser’s consent if doing so is in the ordinary course of operating the Property and the contract (i) will not be binding on Purchaser or (ii) is cancelable on thirty (30) days or less notice without penalty or premium. If Seller shall request Purchaser’s approval to any of the foregoing matters, Purchaser shall have five (5) business days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice, such matter shall be deemed refused by Purchaser.

13.5. Confidentiality. Except as required by law or governmental regulation applicable to Purchaser (or any affiliate of Purchaser), prior to Closing, Purchaser shall maintain the confidentiality of this sale and purchase and shall not disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Purchaser or the principals of Purchaser’s Broker (if any), Escrow Agent, the Title Company and such other persons whose assistance is required in carrying out the terms of this Agreement. Purchaser shall not at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior written approval of Seller. Purchaser agrees that all documents and information regarding the Property of whatsoever nature made available to it by Seller or Seller’s agents and the results of all tests and studies of the Property (collectively, the “Proprietary Information”) are confidential and except as required by law or governmental regulation applicable to Purchaser (or any affiliate of Purchaser), Purchaser shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property, and only after procuring such person’s agreement to abide by these confidentiality restrictions. In addition, after Closing, Purchaser shall maintain the confidentiality of the amount of the Purchase Price for a period of one (1) year after the Closing Date and shall not, except as required by law or governmental regulation applicable to Purchaser (or any affiliate of Purchaser), disclose the Purchase Price to any third parties whomsoever other than the local property appraiser’s office, investors or prospective investors in Purchaser or the principals of Purchaser’s Broker (if any), Escrow Agent, the Title Company, Purchaser’s accountants, and such other persons whose assistance is required in carrying out the terms of this Agreement. Notwithstanding the preceding sentence, to the extent required by law, regulation or ordinance or any existing contractual obligations of Purchaser (or any affiliate of Purchaser), Purchaser may disclose the Purchase Price to third parties including but not limited to its shareholders, Securities and Exchange Commission officials, and any national, state or local governing bodies. Purchaser shall require that the Purchaser’s Broker also maintain the confidentiality of the amount of the Purchase Price for a period of one (1) year after the Closing Date. Purchaser shall be liable to Seller for any damages suffered by Seller, its members, or affiliates of Seller that directly or indirectly own a ten percent or greater interest in Seller, as result of a breach of Purchaser’s obligations set forth in this Section 13.5. In determining whether disclosure of

Proprietary Information or other information described above is required by law, ordinance or governmental regulation applicable to Purchaser or an affiliate of Purchaser, Purchaser shall be entitled without incurring liability under this Section 13.5 to rely upon the opinion of its legal counsel and such opinion shall be final and binding on Seller and Seller’s members and affiliates. This Section 13.5 shall survive the Closing or termination of this Agreement.

13.6. Right to Cure. If any title defect or other matter which would entitle Purchaser to terminate this Agreement shall first arise after Purchaser notifies Seller of its Title Objections pursuant to Section 5.3.1 and prior to the Closing or if Seller shall have breached any representation or warranty hereunder, Seller may elect, by written notice to Purchaser, to cure such title defect or other matter by causing it to be removed, insured over or bonded to cure such breach and Seller may adjourn the Closing for up to thirty (30) days to do so. Nothing contained in this Section 13.6 shall require Seller to cure any such title defect or other matter or to incur any liability or expense to do so.

ARTICLE XIV

NOTICES

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered (i) upon the delivery (or refusal to accept delivery) by messenger or overnight express delivery service (or, if such date is not on a business day, on the business day next following such date), or (ii) on the third (3rd) business day next following the date of its mailing by certified mail, postage prepaid, at a post office maintained by the United States Postal Service, or (iii) upon the receipt by facsimile transmission as evidenced by a receipt transmission report (followed by delivery by one of the other means identified in (i)-(ii)), addressed as follows:

If to Purchaser, to:	HomeOwner’s Choice Inc. c/o The Boardwalk Company 31640 U.S. Hwy 19 North, Ste 1 Palm Harbor, FL 34684 Attn: Anthony Saravanos Facsimile: (727) 784-1008

with a copy to:	Politis, P.A. 2340 Drew Street, Suite 300 Clearwater, FL 33765 Attn: Peter Politis, Esq. Facsimile: (727) 726-1133

If to Seller, to:	CAT-FLA Owner LLC c/o Eola Capital LLC 512 East Washington Street Orlando, FL 32801 Attention: James R. Heistand; Troy M. Cox Facsimile: (407) 650-0597

with a copy to:	Driver, McAfee, Peek & Hawthorne, P.L. 1 Independent Drive, Suite 1200 Jacksonville, Florida 32202 Attn: Matthew S. McAfee, Esq. Facsimile: (904) 301-1279

If to Escrow Agent, to:	Aminie Mohip, Esq. 12600 Roosevelt Blvd St Petersburg, Florida 33716 Facsimile: (727) 797-8504

Either party may, by notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices, provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

ARTICLE XV

TRANSFER OF POSSESSION

15.1. Transfer of Possession. Possession of the Property shall be transferred to Purchaser at the time of Closing subject to the Permitted Encumbrances.

15.2. Delivery of Documents at Closing. At the time of Closing, Seller shall deliver to Purchaser originals or copies of any additional documents, instruments or records in the possession of Seller or its agents which are necessary for the ownership and operation of the Property.

ARTICLE XVI

GENERAL PROVISIONS

16.1. Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

16.2. Exhibits. All exhibits referred to herein and attached hereto are a part hereof.

16.3. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

16.4. Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

16.5. Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered.

16.6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State in which the Property is located.

16.7. Time of Essence. Time is of the essence to this Agreement and to all dates and time periods set forth herein.

16.8. Survival. Unless otherwise expressly herein stated to survive, all representations, covenants, indemnities, conditions and agreements contained herein shall merge into and be superseded by the various documents executed and delivered at Closing and shall not survive the Closing.

16.9. Assignment by Purchaser. Purchaser may not assign its rights under this Agreement.

16.10. Severability. If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

16.11. Successors and Assigns. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns (subject to Section 16.9).

16.12. Interpretation. Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

16.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

16.14. Recordation. This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever.

16.15. Limitation on Liability. In any action brought to enforce the obligations of Seller under this Agreement or any other document delivered in connection herewith, the judgment or decree shall be subject to the provisions of Section 10.2 and Section 16.8 and shall, otherwise in any event, be enforceable against Seller only up to a maximum of $50,000.00. The provisions of this Section shall survive the termination of this Agreement.

16.16. Possession of Seller. As used in this Agreement, the “possession” or “receipt” of a document, notice or similar writing by Seller shall be deemed to be only the possession, receipt or notice of such document by Seller.

16.17. Business Day. As used in this Agreement, “business day” shall be deemed to be any day other than a day on which banks in the State in which the Property is located shall be permitted or required to close.

16.18. Waiver of Jury Trial. PURCHASER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY PURCHASER AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT. Each party hereby authorizes and empowers the other to file this Section 16.18 and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

16.19. Other Duties of Escrow Agent. Escrow Agent shall not be bound in any way by any other agreement or contract between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof. Escrow Agent’s only duties and responsibilities with respect to the Deposit shall be to hold the Deposit and other documents delivered to it as agent and to dispose of the Deposit and such documents in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit from any cause, other than Escrow Agent’s gross negligence or willful misconduct. Escrow Agent may, at the expense of Seller and Purchaser, consult with counsel and accountants in connection with its duties under this Agreement. Escrow Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

16.20. Disputes. Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but shall hold the Deposit until receipt by Escrow Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Deposit, or, in the absence of authorization, Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the closing of title and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State in which the Property is located pending a determination. Escrow Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Escrow Agent, by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Purchaser in connection with the Deposit. The parties acknowledge that Escrow Agent also represents Seller and in the event of any dispute between Seller and Purchaser, Purchaser acknowledges and agrees that Escrow Agent may represent Seller with respect to any disputes with respect to this Agreement or other matters, and Purchaser agrees that Escrow Agent shall not be disqualified or prevented from representing Seller by virtue of its capacity of Escrow Agent. The provisions of this Section 16.20 shall survive Closing.

16.21. Reports. Escrow Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement.

16.22. Radon Notice. As required by Section 404.056(7), Florida Statutes, the following notification is made regarding radon gas:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

16.23. Brokers. The parties each represent and warrant to the other that the only real estate brokers, salesmen or finders involved in this transaction are CB Richard Ellis, Inc. (the “Seller Broker”) and Boardwalk Company (the “Purchaser Broker”)(Seller Broker and Purchaser Broker may be collectively referred to herein as the “Broker”), pursuant to the terms of separate written agreements between (i) Seller and Seller Broker and (ii) Seller Broker and

Purchaser Broker. If a claim for brokerage or similar fees in connection with this transaction is made by any broker, salesman or finder other than Broker claiming to have dealt through or on behalf of one of the parties to this Agreement, then that party shall indemnify, defend and hold the other party under this Agreement harmless from all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorneys’ fees and court costs, including those for appellate matters and post judgment proceedings) with respect to said claim for brokerage. Seller shall be responsible for causing Seller Broker to deliver to Escrow Agent prior to Closing a conditional lien waiver for all fees due Seller Broker at Closing in connection with this Agreement, with such waiver only conditioned upon Seller Broker’s receipt of brokerage fees in the amount payable to Seller Broker as set forth on the Closing Statement (the “Seller Broker Lien Waiver”). Purchaser shall be responsible for causing Purchaser Broker to deliver to Escrow Agent prior to Closing a conditional lien waiver for all fees due Purchaser Broker at Closing in connection with this Agreement, with such waiver only conditioned upon Purchaser Broker’s receipt of brokerage fees in the amount payable to Purchaser Broker as set forth on the Closing Statement (the “Purchaser Broker Lien Waiver”). The provisions of this Section shall survive the Closing or the earlier termination of this Agreement.

16.24. Contribution to New Entity. Purchaser and Seller agree that Seller shall have the right, but not the obligation, to elect to form a new Florida limited liability company (“Newco”) immediately prior to the Closing Date for the purpose of taking title to the Property at Closing. As of the Closing Date, Newco will be wholly owned by Seller. Prior to Closing, Seller will transfer the Property to Newco in accordance with the terms and conditions of this Agreement as if Newco were the Purchaser hereunder; provided, however, that Purchaser shall remain obligated to pay the Purchase Price at Closing. At Closing, Newco shall assume all of the rights, duties and obligations of Purchaser under the Agreement (other than the obligation to pay the Purchase Price which remains with the Purchaser). At Closing (but after such transfer), Seller shall assign and transfer all of the membership units in Newco to Purchaser so that Purchaser is the sole owner of Newco pursuant to that membership unit power attached as Exhibit L, in consideration for receipt of the Purchase Price, and the other obligations and duties set forth in this Agreement. Seller represents that as of the Closing Date Seller will own all of the membership units in Newco, such units shall be unencumbered and that immediately prior to the transfer of the membership units, Newco shall have no liabilities, duties or obligations to any third party except as expressly set forth in this Agreement. Seller agrees to indemnify, defend and hold harmless Purchaser and its affiliates, members, partners, subsidiaries, shareholders, officers, directors, employees and agents from any loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs, arising from any liabilities, duties or obligations of Newco that are in existence prior to the transfer of the membership units, except as expressly set forth in this Agreement; provided, however, that Seller shall expressly not be liable for any liabilities, duties or obligations of Newco which (i) arise or are incurred by Newco after the transfer of the membership units to Purchaser or (ii) are set forth in this Agreement and are assumed by Newco at Closing. Seller shall be responsible for (i) the payment of documentary deed stamps incurred in such transfer of membership units, and (ii) filing the appropriate documentation with the Florida Department of Revenue and the local property appraiser’s office in connection with such transfer of membership units and (iii) any other additional costs associated with performing the transfer as stated in this Section 16.24.

(signature on following page)

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

SELLER:

CAT-FLA OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

[PURCHASER’S SIGNATURE CONTAINED ON THE FOLLOWING PAGE]

PURCHASER:

HCPCI HOLDINGS LLC, a Florida limited liability company

By:
Name:	F.X. McCahill III
Title:	Manager

CONSENT AND AGREEMENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) serve as escrow agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as escrow agent.

DRIVER, MCAFEE, PEEK & HAWTHORNE, P.L.

By:

Name:

Title:

EXHIBIT A TO SALE, PURCHASE AND ESCROW AGREEMENT

Legal Description of Land

Lots 1 through 8, inclusive of PLAT OF THE MARENE PLACE, according to the plat thereof, recorded in Plat Book 16, page 2 of the public records of Hillsborough County, Florida, and Lot A of HANKIN’S & ZINN’S RESUBDIVISION of Lot 1, Block 29, of TAMPANIA, according to the plat thereof, recorded in Plat Book 12, page 98 of the public records of Hillsborough County, Florida, Less that part taken by orders of taking recorded in Minute Book 144, page 327 (for State Road 60) and In Official Records Book 2828, page 814 (for State Road 60, Frontage Road and Cypress Avenue) and in Official Records Book 3200, page 437 (for Cypress Avenue), of the public records of Hillsborough County, Florida, for right-of-way: the foregoing being more particularly described as follows:

Beginning at the Southeast corner of Lot A of Hankin’s and Zinn’s Re-Subdivision of Lot 1, Block 29 of Tampania, according to the plat thereof, recorded in Plat Book 12, page 98 of the public records of Hillsborough County, Florida, run thence North 89° 20’ 56” West, 226.12 feet along the South boundary of said Lot A to the Easterly right-of-way line of Frontage Road as recorded in Official Records Book 2828, page 814 of the public records of Hillsborough County, Florida; thence along said Easterly right-of-way line the following six (6) courses, (1) North 32 ° 24’ 32” West, 140.88 feet, (2) thence North 00° 08’ 49” West, 61.60 feet (61.48 feet calculated), (3) thence South 89° 22’ 06” West, 38.68 feet, (4) thence North 32° 24’ 32” West, 95.70 feet to a point of curvature, (5) thence Northwesterly 133.27 feet, along the arc of a curve to the right (having a radius of 480.00 feet, a central angle of 15° 54’ 29”, and a chord bearing and distance of North 24 ° 27’ 18” West, 132.84 feet) to a point of tangency, (6) thence North 16° 30’ 03” West 35.25 feet; thence along the intersection right-of-way line of Frontage Road and Cypress Street (as taken by said Official Records Book 2828, page 814), Northeasterly 28.22 feet along the arc of a curve to the right (having a radius of 15.00 feet and a chord bearing and distance of North 37° 23’ 36” East, 24.24 feet); thence South 88° 42’ 45” East, 451.52 feet along the South right-of-way line of Cypress Street as recorded in Official Records Book 2828, page 814 and Official Records Book 3200, page 437, of the public records of Hillsborough County, Florida; thence South 01°15’ 29” West, 427.29 feet along the East boundary of said Lot A and the West right-of-way line of North O’Brien Street to the Point of Beginning.

A-1

EXHIBIT B TO SALE, PURCHASE AND ESCROW AGREEMENT

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

                    , 2010

RE:	Lease dated (the “Lease”) for Cypress Commons, 5300 W. Cypress Street, Tampa, FL 33609 (the “Property”)

The undersigned certifies to                                                   (“Purchaser”)                                                   (“Landlord”) and to Buyer’s mortgage lender,                                                   (“Lender”), and to each of their respective successors, transferees and assigns and acknowledges and agrees that:

1.	The undersigned is the Tenant under the Lease.

2.	The following information concerning the Lease is true and correct:

Landlord:

Tenant:                                                                                   (“Tenant”)

Premises: Suite             (“Premises”)

Square Feet:                      rentable square feet

Amendments, Modifications, Assignments or Assumptions:

Commencement Date:

Expiration Date of Term:

Monthly rent under the Lease:

Fixed Minimum Rent: $

Operating Expense Installment (includes Insurance and Real Estate Taxes):                     .

Real Estate Tax Installment:                     .

Base Year:

Base Year Stop Amount, if applicable (Operating expenses include

Insurance and Real Estate Taxes): $

Base Year Stop Amount, if applicable (Real Estate Taxes):

Tenant’s Pro Rata Share:

Scheduled Adjustments (if applicable):

Options (if applicable):

Amount of Security Deposit: $

3.	The Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter thereof, has not been modified or amended except as indicated above, no options to purchase or rights of first refusal are contained therein, and there are no other agreements between them, oral or written, regarding the Premises or the Property. Tenant has not assigned the Lease and has not subleased the Leased Premises or any part thereof.

4.	The Lease (modified as indicated above) is presently in full force and effect in accordance with its terms and Tenant has accepted the Premises.

5.	All rent and additional rent payable under the Lease as of the date of this letter has been paid in full and no rent or additional rent to become payable under the Lease has been paid more than 30 days in advance.

6.	To the best of Tenant’s knowledge, no party to the Lease is in default thereunder, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default thereunder.

7.	Tenant has no counterclaims, defenses or offsets to its obligations under the Lease or to the enforcement of any of the landlord’s rights thereunder.

8.	Landlord has completed all alterations, additions, painting and refurbishing to the Premises and the Property required to be performed by Landlord, and there are no rent concessions, rebates, free rents or similar inducements except as set forth in the Lease.

9.	The Lease is subject and subordinate to any and all existing and future mortgages and any ground lease of the Premises.

10	No voluntary actions or, to Tenant’s knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

11.	Tenant acknowledges that if Lender succeeds to the interest of Landlord under the Lease, Lender shall not be liable for any act or omission of any prior landlord

(including Landlord), liable for the return of any advance rental deposit or any security deposit (unless such sums have actually been received by Lender as security for Tenant’s performance under the Lease), subject to any offset or defense which Tenant may have against any such prior landlord or bound by any rent or additional rent Tenant may have paid for more than the current month, or bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease not expressly permitted by the Lease made without its express written consent.

12.	If Lender succeeds to the interest of Landlord under the Lease by any means, Tenant agrees to attorn to Lender and be bound to Lender under all the terms of the Lease on the condition that Lender does not disturb the possession of the Tenant under the Lease if the Lease is in full force and effect and the Tenant is not then in default under the Lease.

Tenant acknowledges that Purchaser and Lender have requested this certificate in connection with a proposed acquisition and financing of the Premises, and that each of Purchaser and Lender may rely on the information set forth in this certificate.

By:
Name:
Title:
Dated:

EXHIBIT C TO SALE, PURCHASE AND ESCROW AGREEMENT

Form of Assignment and Assumption of Leases,

Contracts and Other Property Interests

For good and valuable consideration, the receipt of which is hereby acknowledged, [INSERT NAME OF SELLER ENTITY], a Delaware limited liability company (“Assignor”) hereby irrevocably assigns, transfers and sets over to                                                  , a                      (“Assignee”) all of Assignor’s right, title and interest in and to (i) the lease agreements (the “Leases”) enumerated on Schedule A attached hereto and made a part hereof and relating to the property located at                                          (the “Property”), together with tenant security deposits held by Assignor under the Leases, (ii) to the extent assignable, the contracts (the “Contracts”) enumerated in Schedule B attached hereto and made a part hereof relating to the Property, (iii) to the extent assignable, any governmental permits and approvals (the “Permits and Approvals”) related to the improvements (the “Improvements”) located on the Property, and (iv) to the extent assignable, all contract rights (including, without limitation, all existing third-party warranties, if any, on materials and equipment constituting a part of or used in the operation and maintenance of the Improvements), licenses, permits, plans and specifications, surveys, soils reports, insurance proceeds by reason of damage to the Improvements, condemnation awards and all other rights, privileges or entitlements necessary to continue the use and operation of the Property and the Improvements.

Assignee hereby assumes all obligations in connection with the Leases, the Contracts, and the Permits and Approvals, arising or first becoming due and payable after the date hereof. [REFERENCE ANY OBLIGATIONS ASSUMED UNDER THE LEASING COMMISSION SECTION OF THE PRORATIONS].

Assignor hereby represents and warrants only that it has not previously assigned the Leases, the Contracts, the Permits and Approvals, contract rights and other rights assigned hereby. Assignor makes no other representation or warranty in connection with this Assignment and, except for the foregoing, this Assignment is made without recourse to Assignor.

All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

This Assignment shall be construed and enforced in accordance with the laws of the State in which the Property is located.

In any action brought to enforce the obligations of Assignor under this Assignment, the judgment or decree shall be subject to Section 16.15 of that certain Sale, Purchase and Escrow Agreement, dated as of                     , 20    , between Assignor, Assignee and                     , as Escrow Agent.

This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment of this              day of                     , 200    .

ASSIGNOR:

[INSERT NAME OF SELLER ENTITY], a Delaware limited liability company

By:

Name:

Title:

[ASSIGNEE’S SIGNATURE CONTAINED ON THE FOLLOWING PAGE]

ASSIGNEE:

[INSERT NAME OF PURCHASER ENTITY]

By:

Name:

Title:

EXHIBIT D TO SALE, PURCHASE AND ESCROW AGREEMENT

FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that [INSERT NAME OF SELLER ENTITY], a Delaware limited liability company (“Seller”), for good and valuable consideration paid by                                                              , a                      (“Purchaser”), hereby sells, conveys and assigns to Purchaser, its successors and assigns, all of Seller’s right, title and interest in and to the specified items of tangible personal property being more particularly referred to in Schedule A attached hereto (“Personal Property”) and located on the property at                                                                              .

TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns to and for its own use and behalf forever.

Purchaser agrees to pay all sales taxes payable by reason of the transfer to Purchaser of said Personal Property.

This Bill of Sale shall be without representation or warranty by, and without recourse to, Seller.

This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized officers as of                     , 20    .

SELLER

[INSERT NAME OF SELLER ENTITY], a Delaware limited liability company

By:
Name:
Title:

[PURCHASER’S SIGNATURE CONTAINED ON THE FOLLOWING PAGE]

PURCHASER

[INSERT NAME OF PURCHASER ENTITY]

By:
Name:
Title:

SCHEDULE A

TANGIBLE PERSONAL PROPERTY as of December 31, 2009

Owner: CAT-FLA OWNER LLC

Building: CYPRESS COMMONS

Address: 5300 West Cypress St, Tampa FL

ITEM NUMBER	‘	DATE ACQUIRED	ORIGINAL QUANTITY	ASSET VALUE PER ITEM	ORIGINAL TOTAL ASSET VALUE	DISPOSAL DATE(S)	QUANTITY DISPOSED	DISPOSAL VALUE	CURRENT ASSET VALUE	NOTES
1	Toolbox	2005	1	50.00	50.00			0.00	50.00	Unspecified location & quantity
2	Paint Cans	2005	1	0.00	—	2009	1	0.00	0.00	Unspecified location & quantity
3	Belts for HVAC	2005	1	75.00	75.00			0.00	75.00	Unspecified location & quantity
4	Light bulbs	2005	1	150.00	150.00			0.00	150.00	Unspecified location & quantity
5	Gas can	2005	1	15.00	15.00	2009	1	15.00	0.00	Unspecified location & quantity
6	Filter media	2005	1	0.00	—			0.00	0.00	Unspecified location & quantity
7	Sloan valves	2005	1	0.00	—	2009	1	0.00	0.00	Unspecified location & quantity
8	Tools and items used in building for routine maintenance	2005	1	0.00	—			0.00	0.00	Unspecified location & quantity
9	Alerton pc, monitor,keyboard, mouse, modem and HP laser deskjet 845c printer	2005	1	700.00	700.00			0.00	700.00	1st Floor Maintenance Office
10	Highwoods pc, keyboard, mouse, and HP Laserject 1012 printer	2005	1	100.00	100.00			0.00	100.00	1st Floor Maintenance Office
11	Fax / phone Hp 1010	2005	1	300.00	300.00	2009	1	300.00	0.00	1st Floor Maintenance Office
12	Desks	2005	2	200.00	400.00			0.00	400.00	1st Floor Maintenance Office
13	Large storage cabinets containing misc. plumbing, lockset, lighting and HVAC supplies	2005	5	100.00	500.00			0.00	500.00	1st Floor Maintenance Office

14	Office chairs	2005	8	50.00	400.00	2008	8	400.00	0.00	Disposed 2008
15	Four drawer file cabinets	2005	2	100.00	200.00			0.00	200.00	1st Floor Maintenance Office
16	2-wheel hand truck	2005	1	50.00	50.00			0.00	50.00	1st Floor Maintenance Office
17	RYOBI 18 volt battery drill with 1 space battery and charger	2005	1	150.00	150.00	2009	1	150.00	0.00	1st Floor Maintenance Office
18	Old toilet plunger	2005	1	0.00	—			0.00	0.00	1st Floor Maintenance Office
19	6 ft ladder	2005	1	65.00	65.00			0.00	65.00	1st Floor Maintenance Office
20	Four drawer Craftsman rolling tool cabinet	2005	1	300.00	300.00			0.00	300.00	1st Floor Maintenance Office
21	Incomplete sets of assorted sockets (inside Craftsman rolling tool cabinet)	2005	3	50.00	150.00			0.00	150.00	1st Floor Maintenance Office
22	24 inch pipe wrench	2005	1	25.00	25.00	2008	1	25.00	0.00	Disposed 2008
23	Rubber mallet	2005	1	0.00	—			0.00	0.00	1st Floor Maintenance Office
24	Set of drill bits	2005	1	25.00	25.00			0.00	25.00	1st Floor Maintenance Office
25	Hacksaw	2005	1	0.00	—	2009	1	0.00	0.00	1st Floor Maintenance Office
26	24 inch bolt cutter	2005	1	30.00	30.00	2008	1	30.00	0.00	Disposed 2008
27	Small ball peen hammer	2005	1	0.00	—	2009	1	0.00	0.00	1st Floor Maintenance Office
28	24 inch level	2005	1	0.00	—	2008	1	0.00	0.00	Disposed 2008
29	Hand tool box containing misc plumbing items	2005	1	75.00	75.00			0.00	75.00	1st Floor Maintenance Office
30	Plastic Keter brand plastic shelving units for light bulb storage	2005	2	50.00	100.00			0.00	100.00	1st Floor Maintenance Office
31	Dayton wet/dry vac	2005	1	100.00	100.00			0.00	100.00	1st Floor Maintenance Office
32	First aid kit	2005	1	50.00	50.00			0.00	50.00	1st Floor Maintenance Office
33	Small Admiral refrigerator	2005	1	100.00	100.00			0.00	100.00	1st Floor Maintenance Office
34	American flag	2005	1	100.00	100.00	2008	1	100.00	0.00	Disposed 2008
35	Small rolling table	2005	1	0.00	—			0.00	0.00	1st Floor Maintenance Office
36	Poster display easel	2005	1	25.00	25.00			0.00	25.00	1st Floor Maintenance Office

37	Security monitor with 1 Dedicated Micros recorder	2005	1	500.00	500.00	2009	1	500.00	0.00	1st Floor Maintenance Office
38	Cork board	2005	1	0.00	—	2009	1	0.00	0.00	1st Floor Maintenance Office
39	Blueprint / Work table	2005	1	0.00	—			0.00	0.00	1st Floor Maintenance Office
40	Best locks system, key punch machine, core machine, and punch label set	2005	1	500.00	500.00			0.00	500.00	1st Floor Maintenance Office
41	Craftsman bench grinder	2005	1	100.00	100.00	2009	1	100.00	0.00	1st Floor Maintenance Office
42	Hampton Bay high velocity floor fan	2005	1	45.00	45.00			0.00	45.00	1st Floor Maintenance Office
43	Miscellaneous office supplies	2005		0.00	50.00			0.00	50.00	1st Floor Maintenance Office
44	Janitorial cart	2005	1	75.00	75.00			0.00	75.00	1st Floor Maintenance Office
45	Sets of elevator protection pads	2005	2	200.00	400.00			0.00	400.00	1st Floor Maintenance Office
46	6 ft ladder	2005	1	65.00	65.00			0.00	65.00	1st Floor North Mechanical Room
47	8 ft ladder	2005	1	75.00	75.00			0.00	75.00	1st Floor South Mechanical Room
48	Sheet rock cart	2005	0	0.00	—			0.00	0.00	Outdoor Storage Area
49	Spare pump and motor assembly for cooling tower	2005	1	500.00	500.00	2009	1	500.00	0.00	Outdoor Storage Area
50	Sledge hammer	2005	1	35.00	35.00	2009	1	35.00	0.00	Outdoor Storage Area
51	4-inch spade shovel	2005	1	0.00	—			0.00	0.00	Outdoor Storage Area
52	Shovel	2005	1	0.00	—			0.00	0.00	Outdoor Storage Area
53	Garden hoses	2005	2	0.00	—	2009	2	0.00	0.00	Outdoor Storage Area
54	Janitorial cart	2005	1	75.00	75.00			0.00	75.00	Outdoor Storage Area
55	Light fixtures from PBS&J buildout	2005	5	10.00	50.00	2008	5	50.00	0.00	Disposed 2008
56	Light fixtures stored for BSP we need to remove	2005	15	0.00	—	2008	0	0.00	0.00	Disposed 2008
57	Picnic table	2005	1	0.00	—			0.00	0.00	Outdoor Items
58	Bench in front smoking area	2005	1	75.00	75.00	2008	1	75.00	0.00	Disposed 2008
59	Black ash cans	2005	3	20.00	60.00			0.00	60.00	Outdoor Items
60	Black trash can	2005	1	0.00	—			0.00	0.00	Outdoor Items

61	Trash / ash receptables	2005	3	20.00	60.00			0.00	60.00	Parking Garage and Front Smoking Area
62	Ash trays	2005	3	20.00	60.00			0.00	60.00	Parking Garage and Front Smoking Area
63	Large rug - under contract with CINTAS	2005	1	0.00	—			0.00	0.00	Lobby Area
64	Small rug - under contract with CINTAS	2005	1	0.00	—			0.00	0.00	Rear Service Entrance
65	Miscellaneous Christmas decorations	2005		0.00	500.00			0.00	500.00	4th Floor Machine Room (by parking garage)
66	Large hanging silver absract artwork	2005	1	0.00	—			0.00	0.00	Lobby Area
67	Surveillance cameras	2005	4	500.00	2,000.00	2009	4	2,000.00	0.00	Elevator Lobby First Floor
68	Mouse and mouse pad	2005	1	0.00	—			0.00	0.00
69	Keyboard	2005	1	0.00	—			0.00	0.00
70	Modem & router	2005	1	100.00	100.00			0.00	100.00
71	Pc	2005	1	500.00	500.00			0.00	500.00
72	Monitors	2005	5	0.00	—			0.00	0.00
73	5000 watt generator	2009	1	200.00	200.00			0.00	200.00	Transferred from the Atrium at Sabal Park
					—			0.00	0.00
					—			0.00	0.00
					—			0.00	0.00
					—			0.00	0.00
					—			0.00	0.00
					—			0.00	0.00
					—			0.00	0.00
					—			0.00	0.00
					—			0.00	0.00
SUBTOTAL ASSETS					10,260.00			4,280.00	$5,980.00
GRAND TOTAL CURRENT ASSETS (Acquisitions less Dispositions)							$5,980.00			Assets to be reported on Tangible Tax Return

EXHIBIT E TO SALE, PURCHASE AND ESCROW AGREEMENT

LEASES

List of Lease Documents

Cypress Commons / CAT/FLA Owner LLC

Date Executed
FedTechServices, LLC
Office lease	07/27/09
Commencement Agreement	08/03/09
First Amendment of Lease	02/02/10
Commencement Agreement	02/08/10

Rocco of Tarpon Springs, Inc. (f.k.a. Glee, Inc.)
Office Lease	01/29/01
First Amendment to Office Lease Agreement	06/23/03
Second Amendment to Lease Agreement	07/09/04
Third Amendment to Lease Agreement	06/30/06
Consent Agreement	07/26/07
Assignment of Lease
Fourth Amendment to Lease Agreement	03/03/10

Innquest Software, Inc.
Office Lease	05/15/00
First Amendment to Lease Agreement	02/28/03
Second Amendment to Lease Agreement	01/04/07

Integra Construction Group, LLC
Office Lease	04/22/09

Joseph S. Lafata
Office Lease	09/24/02
First Amendment to Lease Agreement	11/30/07

Nestle USA, Inc.
Lease	06/19/92
First Amendment to Lease	06/19/92
Second Amendment to Lease Agreement	06/24/97
Third Amendment to Lease Agreement	09/26/02
Fourth Amendment to Lease Agreement	06/15/05
Fifth Amendment to Lease Agreement	09/18/08

E-1

EXHIBIT F TO SALE, PURCHASE AND ESCROW AGREEMENT

CONTRACTS

F-1

Ownership	Entity: CAT-FLA Owner

Property Entity:	Cypress Commons (1540e)	Service Contract Listing
Date:	3/24/2010
Location:	5300 West Cypress Street Tampa, FL 33607

Contract Type	Vendor Name	Standard or Vendor Contract Form	Term: Commencement/Expiration Date, termination option
Trash Removal	World One	standard	5/1/09-4/30/10 30 day termination
Janitorial- Cleaning	Master Maintenance, Inc.	standard	5/1/09-4/30/10 30 day termination
Landscaping- exterior	Landscape Maintenance Professionals	standard	5/1/09-4/30/10 30 day termination
Interior Landscaping	Foilage Design Systems	standard	5/1/09-4/30/10 30 day termination
Security	Security Forces, Inc	standard	5/1/09-4/30/10 30 day termination
Fountain Maintenance	Florida Fountain	standard	5/1/09-4/30/10 30 day termination
Pest Control-Exterior	Rentokil	standard	4/15/09-4/14/10 30 day termination
Pest Control-Interior	Rentokil	standard	4/15/09-4/14/10 30 day termination
HVAC Water Treatment	R2J Chemical Systems	standard	2/01/09-1/31/10 30 day termination
Life Safety	Rodan Fire Sprinkler	standard	5/15/09-5/14/10 30 day termination
Elevators	Schindler Elevator	standard	7/22/09-7/21/10 30 day termination
Elevator Monitoring	Servidian/Intelligent Access Systems	standard	5/1/09-4/30/10 30 day termination
Building Access Control	Servidian/Intelligent Access Systems	standard	5/1/09-4/30/10 30 day termination
Fire Alarm Monitoring	Servidian/Intelligent Access Systems	standard	5/1/09-4/30/10 30 day termination
Pond Maintenance	Aquatic Systems	standard	6/01/09-5/31/10 30 day termination
Metal Maintenance	All Florida Metal	standard	5/1/09-4/30/10 30 day termination

F-2

EXHIBIT G TO SALE, PURCHASE AND ESCROW AGREEMENT

FORM OF NOTICE TO TENANTS

                    , 200

Re:

Dear Tenant:

Please be advised that effective                     , 20    , [INSERT NAME OF SELLER ENTITY] has sold the above-referenced property to                                                                          . Your security deposit has been transferred to such entity and such entity shall be responsible for holding the same in accordance with the terms of your lease. Effective                     , 20    , all future rental payments should be sent to the following address:

Any questions regarding maintenance and management of the property should be addressed to:

Very truly yours,

[INSERT NAME OF SELLER ENTITY], a Delaware limited liability company

By:
Name:
Title:

G-1

EXHIBIT H TO SALE, PURCHASE AND ESCROW AGREEMENT

FIRPTA Affidavit

Transferor’s Certification of Non-Foreign Status

To inform [PURCHASER ENTITY], a                                          (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property to Transferee by [INSERT NAME OF SELLER ENTITY], a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2. Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3. Transferor’s U.S. employer identification number is                      ; and

4. Transferor’s office address is                                                                          .

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:

[INSERT NAME OF SELLER ENTITY], a Delaware limited liability company

By:

Name:

Title:

H-1

EXHIBIT I TO SALE, PURCHASE AND ESCROW AGREEMENT

FORM OF DEED

PREPARED BY AND RETURN TO:

Matthew S. McAfee, Esq.

Driver, McAfee, Peek & Hawthorne, P.L.

1 Independent Drive., Suite 1200

Jacksonville, Florida 32202

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made and entered into as of this      day of                     , 200     by [INSERT NAME OF SELLER ENTITY], a Delaware limited liability company, whose post office address is c/o Capital Partners, Inc., 512 East Washington Street, Suite 200, Orlando, Florida 32801 (hereinafter called the “Grantor”), to                                                                  , a                                    , whose post office address is                                                               (hereinafter called the “Grantee”).

[Wherever used herein, the terms “grantor” and “grantee” shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors and assigns of corporations, wherever the context so admits or requires.]

W I T N E S S E T H:

The Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable considerations, receipt whereof is hereby acknowledged, by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto the Grantee, all that certain land situated in                              County,                              (the “Property”), as more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference.

TOGETHER with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

TO HAVE AND TO HOLD, the same in fee simple forever.

AND, the Grantor hereby covenants with the Grantee that it is lawfully seized of the Property in fee simple; that it has good right and lawful authority to sell and convey the Property; and the Grantor hereby covenants that Grantor will warrant and defend title to the Property against the lawful claims of all persons claiming by, through or under Grantor alone, but against none other.

The Property is subject to real property taxes accruing subsequent to December 31, 2009, and matters set forth on Exhibit “B” attached hereto and incorporated herein by this reference (and identified as Permitted Encumbrances); however, this reference shall not serve to reimpose the same.

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed the day and year first above written.

Signed, sealed and delivered

in the presence of:

WITNESSES:	[INSERT NAME OF SELLER ENTITY], a
Delaware limited liability company
Sign:
Witness #1	By:
Print:
Name:

Title:
Sign:
Witness #2
Print:

STATE OF	)
) ss:
COUNTY OF	)

I hereby certify that the foregoing instrument was acknowledged before me this     day of                     , 20    , by                                                              , as                                               of [INSERT NAME OF SELLER ENTITY], a Delaware limited liability company, on behalf of the company. He [    ] is personally known to me, or [    ] has produced                                                               as identification.

Affix Notary Stamp or Seal Below:

NOTARY PUBLIC – signature above
Printed Name:

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT “B”

PERMITTED ENCUMBRANCES

EXHIBIT J TO SALE, PURCHASE AND ESCROW AGREEMENT

OWNER’S AFFIDAVIT

The undersigned Affiant, being first duly sworn, and being duly authorized to do so on behalf of the Owner named below, hereby makes the following affidavit to                                  (“Title Company”) and Commercial Property Title, LLC. (“Title Agent”) in connection with the transaction identified as follows:

AFFIANT:	[INSERT NAME OF SELLER ENTITY], a Delaware limited liability company.

OWNER:	[INSERT NAME OF SELLER ENTITY], a Delaware limited liability company.

PROPERTY:	Property located at (as more particularly described in Schedule A to the Commitment set forth below).

COMMITMENT:	Commitment # .

1.	Owner is the owner in fee simple of the Property, as more particularly described in the Commitment, and there are no other parties who are in possession, or who have or claim a right to be in possession, of any part of Property, except for the tenants set forth in Exhibit A attached hereto.

2.	(a) No person has furnished any labor, services, or materials in connection with the construction or repair of any buildings or improvements on any of the Property within the last ninety (90) days; (b) there are no unpaid amounts due for any labor, material, or services in connection with the construction or repair of any improvements on any of the Property, or with respect to the Property itself, that could form the basis of a lien thereon; and (c) Owner has not received any notice of intention to file or record a lien in connection with any of the Property.

3.	There has been no material change in the exterior aspects of any improvements on any of the Property as shown in the respective survey plans referred to in the Commitment.

4.	All real estate taxes and municipal or county charges currently due and owing with respect to the Property have been paid, or will be paid prior to the date on which same will become delinquent.

5.	As an inducement to Title Company and Title Agent to insure over any matters attaching or created during the “gap” in time between the last continuation of title and the recording of the appropriate deed, mortgage, or other instrument with respect to the Property, Owner shall promptly remove of record any matters filed of record during said gap period, but only to the extent caused by Owner.

J-1

6.	This Affidavit is given with the understanding and intention that Title Company and Title Agent shall rely thereon in issuing the title insurance policy which is based on the Commitment.

7.	THE UNDERSIGNED EXECUTES THIS AGREEMENT BECAUSE OF THE BENEFITS DIRECTLY AND INDIRECTLY ACCRUING TO IT BY REASON OF THE ISSUANCE OF THE POLICY.

Executed as of the      day of                     , 20    .

AFFIANT:

[INSERT NAME OF SELLER ENTITY],
a Delaware limited liability company

By:

Name:

Title:

STATE OF
COUNTY OF

The foregoing instrument was acknowledged before me on                     , 200    , by                                  as                                  of [INSERT NAME OF SELLER ENTITY], a Delaware limited liability company, on behalf of the limited liability company, who is personally known to me or who has produced                                                  as identification.

Name:

NOTARY PUBLIC, State of

(SEAL)Serial Number (if any)

My Commission Expires:

J-2

EXHIBIT K TO SALE, PURCHASE AND ESCROW AGREEMENT

PERMITTED EXCEPTIONS

1. Taxes and assessments for the year 2010 and subsequent years, which are not yet due and payable.

2. Easement in favor of Tampa Electric Company recorded in Official Records Book 4512, Page 96, of said records.

3. Drainage Easement in favor of City of Tampa recorded in Official Records Book 4578, Page 1161, of said records.

4. Matters contained in that certain Resolution No. 2002-1001 recorded in Official Records Book 11938, Page 659, of said records.

5. Rights of tenants occupying all or part of the insured land under unrecorded leases or rental agreements.

K-1

SCHEDULE 11.1.7 TO SALE, PURCHASE AND ESCROW AGREEMENT

List of Notices From Governmental Authorities

NONE

SCHEDULE 11.1.9 TO SALE, PURCHASE AND ESCROW AGREEMENT

List of Material Litigation

NONE

SCHEDULE 11.1.9 TO SALE, PURCHASE AND ESCROW AGREEMENT

List of Environmental Reports

Phase I Environmental Site Assessment for Cypress Commons, 5300 W. Cypress Street, Tampa, Hillsborough County, Florida, prepared for Capital Partners, Inc., 512 East Washington Street, Orlando, Florida, 32801, prepared by Andreyev Engineering, Inc., 4055 St. Johns Parkway, Sanford, Florida, 32771, Project No.EPEN-05-0356-E, dated October 18, 2005

Phase I Environmental Site Assessment of Cypress Center, Cypress Center Drive, Tampa, Florida, prepared for CB Richard Ellis Investors, 800 Boylston Street, Boston, Massachusetts, 02199, prepared by ATC Associates Inc., 5602 Thompson Center Court, Suite 405, Tampa, Florida, 33634, Project No. 60.75241.0046, dated August 1, 2007

Phase I Environmental Site Assessment for Cypress Commons, 5300 W. Cypress Street, Tampa, Hillsborough County, Florida, prepared for Eola Capital, 512 East Washington Street, Orlando, Florida, 32801, prepared by Andreyev Engineering, Inc., 4055 St. Johns Parkway, Sanford, Florida, 32771, Project No.EPEN-10-0005-A, dated January 28, 2010